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                                                                    Exhibit 99.1


LEGEND MOBILE REPORTS STRONG THIRD QUARTER REVENUE

Legend Mobile Inc. (OTCBB-LGMBE) today announced results for the three months ended September 30, 2004, including quarterly revenue of $153,151, a $152,740 increase versus revenue of $411 for the same period in the prior year.

For the twelve months ended on September 30, 2004, Legend Mobile's pro forma revenue was approximately $966,000 assuming the consolidation of the revenues from Legend Mobile, the revenues from Legend Studios, Inc., a subsidiary of Legend Mobile that began operating radio properties on July 1, 2004, and the revenues from Legend Credit, Inc., another subsidiary of Legend Mobile that sells debit cards. All three companies will be reporting on a consolidated basis effective October 1, 2004

Assuming revenues continue at the same rate for all the entities, and the number of shares outstanding remains approximately the same, the company anticipates consolidated earnings per share of approximately $0.10 over the next four quarters.

"We are very excited to bring these results to our shareholders. Our business model is generating revenue across the board and is creating a solid foundation for future growth," said Peter Klamka, President of Legend Mobile, Inc.

Loss from operations for the nine month period ended on September 30, 2004 includes a charge for non cash stock based compensation of $886,559. Excluding this non cash expense, loss from operations was $215,026. Additionally, part of the loss is attributable to one time expenses related to assumption of operations of the broadcasting business.


THE COMPANY IS A DEVELOPER AND MARKETER OF BRANDED MOBILE PHONE PRODUCTS, INCLUDING FACEPLATES, PHONE ACCESSORIES, SMS SERVICES, AND MOBILE DATA APPLICATIONS. THROUGH THE COMPANY'S 40% (50% EFFECTIVE OCTOBER 1, 2004) OWNED SUBSIDIARY LEGEND CREDIT, INC., THE COMPANY ALSO DEVELOPS AND MARKETS STORED VALUE CARDS. THE COMPANY ALSO OPERATES SEVERAL RADIO STATIONS THROUGH ITS SUBSIDIARY, LEGEND STUDIOS, INC., IN MISSOURI, VIRGINIA AND WEST VIRGINIA.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS MADE BY MANAGEMENT. THE COMPANY INTENDS FOR THE FORWARD-LOOKING STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "ANTICIPATES", "EXPECTS", "INTENDS", "PLANS", "BELIEVES", "SEEKS", "ESTIMATES", OR VARIATIONS OF SUCH WORDS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ALL STATEMENTS IN THIS RELEASE ABOUT FUTURE FINANCIAL PERFORMANCE, INCLUDING PROJECTED EPS, ARE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR IMPLIED BY ANY FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE MADE AS OF THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS NEWS RELEASE WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. PLEASE REFER TO THE COMPANY'S FORM 10-KSB AND OTHER FILINGS WITH THE SEC FOR ADDITIONAL INFORMATION REGARDING RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS LISTED FROM TIME TO TIME IN SUCH SEC REPORTS. COPIES OF THESE FILINGS ARE AVAILABLE THROUGH THE SEC'S ELECTRONIC DATA GATHERING ANALYSIS AND RETRIEVAL SYSTEM (EDGAR) AT WWW.SEC.GOV.